UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2015

ORIENTAL MAGIC SOUP, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-189550 (Commission File Number)	33-1227831 (I.R.S. Employer Identification No.)

700 N. Valley Street, Suite B#14917
Anaheim, CA 92801
(Address of Principal Executive Offices, Zip Code)

323-978-0870
 (Registrant's Telephone Number, Including Area Code)

Dinamo Corp.
___________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2015, Dinamo Corp. (the "Company") received notification from FINRA that as of March 20, 2015, the name of the Company will be changed to "Oriental Magic Soup, Inc." and the 6-1 forward stock split will be announced on the Daily List. The name change and forward split will take effect on March 23, 2015. The new symbol in 20 business days will be "CQGU".

In addition to the name change of the Company, the Company's Amended and Restated Articles of Incorporation increased the amount of authorized shares of common stock from 75,000,000 to 150,000,000 and increased the authorized share capital of the Company by providing for the adoption of 5,000,000 shares of blank check preferred stock.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

      Exhibit No.                     Description

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL MAGIC SOUP, INC.

Date: March 23, 2015	By:	/s/ Zhufeng Wang
Name: Zhufeng Wang
Title: President and Chief Executive Officer